Exhibit 10.4

LETTER OF CREDIT AGREEMENT

This Letter of Credit Agreement (this “Agreement”) is made as of January 19, 2010, by and between WCI Communities, LLC, a Delaware limited liability company (“WCI”), and Bank of America, N.A. (“Bank”).

1.                                      Letter of Credit Commitment.

(a)                                 During the Availability Period described below, Bank will provide Letters of Credit (defined below) for WCI’s account for WCI or an affiliate of WCI as account parties.  The amount available for the Letters of Credit shall not exceed $23,622,551.94 (as such amount may be reduced from time to time pursuant to Section 7 hereof, the “Commitment”).

(b)                                 This is an agreement for the maintenance, issuance, renewal or extension of new and existing letters of credit (collectively, the “Letters of Credit”).  Letters of Credit existing on the date hereof are listed on Schedule A attached hereto (“Existing Letters of Credit”).  Subject to the terms and conditions herein, from time to time during the Availability Period, Bank will, at WCI’s request, increase, renew and extend Existing Letters of Credit, increase, renew or extend Existing Letters of Credit and issue, increase, renew or extend new Letters of Credit (“New L/Cs”) for WCI’s account for WCI or its affiliates as account parties; provided, however, that at no time shall (a) the Outstanding Amount (defined below) of all Letters of Credit exceed the Commitment, or (b) the sum of (i) the Outstanding Amount of all New L/Cs plus (ii) the aggregate amount by which the Outstanding Amount at such time with respect to each Existing Letter of Credit that has been increased exceeds the Outstanding Amount of such Existing Letter of Credit as of the date hereof, exceed $2,500,000.  For purposes hereof, the term “Outstanding Amount” of any Letter of Credit, as of any date, means the drawable amount of such Letter of Credit, comprised of the sum of (x) the maximum amount available to be drawn under such Letter of Credit after giving effect to any automatic increases from time to time in the stated amount of such Letter of Credit in accordance with its terms, whether or not any such increase is then in effect and (y) all amounts drawn thereunder that have not been reimbursed.

(c)                                  WCI shall pay Bank (i) by the close of business on the day of any draw under any Letter of Credit, all amounts paid by Bank under or in respect of such draw under such Letter of Credit and (ii) within five (5) business day after WCI receives Bank’ e-mail invoice or other written notice therefore, all other amounts due under (A) the Master Application (including fees in respect of the Letters of Credit), (B) this Agreement, and (C) the Security Agreement (defined below) governing Collateral (defined below) or the account in which it is held.  Bank shall automatically apply Collateral towards amounts due referred to in clause (i) hereof or if WCI fails to pay the amounts due referred to in clause (ii) hereof, provided that Bank shall not be obligated to apply Collateral to the extent that after giving effect to such application, the remaining amount of Collateral is less than the Minimum Required Collateral Value.  WCI hereby authorizes Bank to make withdrawals from the Deposit Account in accordance with the preceding sentence.

(d)                                 All past due amounts hereunder (including, without limitation, any drawing under a Letter of Credit that is not immediately repaid) shall bear interest at the rate per annum equal to Bank’s Prime Rate plus three percent (3.00%) from the date due until the date paid.  The Prime Rate is set by Bank based on various factors, including Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some credits.  Bank may price credit at, above or below the Prime Rate.  Any change in Bank’s Prime Rate shall take effect at the opening of business on the day specified in Bank’s public announcement of a change in Bank’s Prime Rate.  Interest will be computed on the basis of a 360-day year and actual days elapsed.

(e)                                  On each Fee Payment Date (as defined below), so long as any undrawn amount of the Letters of Credit remain available, WCI agrees to pay to Bank a letter of credit fee (the “Letter of Credit Fee”).  The Letter of Credit Fee shall be at a rate per annum equal to 1.75%.  The applicable Letter of Credit Fee shall be calculated and payable on the undrawn amount of each Letter of Credit as of the first business day after the end of each March, June, September and December (each, a “Fee Payment Date”), and shall be for the period (i) commencing on the date of this Agreement and ending on the day preceding the first Fee Payment Date (or the expiry date of a Letter of Credit, as the case may be), and (ii) thereafter, commencing on such prior Fee Payment Date and ending on the day preceding the next Fee Payment Date (or the expiration date of a Letter of Credit, as the case may be), both dates inclusive.  The Letter of Credit Fee shall be computed on the basis of a 360-day year and actual days elapsed.  The Bank shall not be required to refund any portion of the Letter of Credit Fee paid for any period during which (i) any Letter of Credit expires or terminates or (ii) the undrawn amount of any Letter of Credit is reduced by drawings or by amendment.

(f)                                   WCI agrees to pay Bank a non-refundable unused fee (the “Unused Fee”) of one-half of one percent (0.50%) calculated based on the actual daily amount in which the Commitment exceeds the Outstanding Amount of all Letters of Credit.  The Unused Fee shall accrue at all times during the Availability Period (defined below) and such fee will be due and payable in arrears on the first business day after the end of each March, June, September and December, commencing on the date of this Agreement and continuing for so long the Commitment remains outstanding (all fees being calculated on the basis of the actual days elapsed in a year consisting of 360-days).

2.                                      Availability Period.  The “Availability Period” of the Commitment commences on the date of this Agreement and expires on June 30, 2012 (the “Expiration Date”); provided that the security interest granted hereunder shall continue until terminated by Bank pursuant to Section 14.

3.                                      Written Requests.

(a)                                 Each Existing Letter of Credit is outstanding under that certain Amended and Restated Master Application and Agreement for Standby Letters of Credit executed by WCI and dated of even date herewith (the “Master Application”), which Master Application was in amendment and restatement of that certain Master Application and Agreement for Standby Letters of Credit executed by WCI and dated as of September 3, 2009.  Each new Letter of Credit will be issued under a Bank of America standard form Application and Agreement for Letter of Credit (together with the Master Application, the “Application and Agreements”) executed by WCI; and each Letter of Credit shall be in form and substance and in favor of beneficiaries satisfactory to Bank in its reasonable discretion.  Each request for an increase in any Existing Letter of Credit, the issuance of or increase in any new Letter of Credit or any extension or renewal of a Letter of Credit shall be made in writing in a manner acceptable to Bank upon at least three (3) business days’ prior written notice from WCI.  Each Letter of Credit shall expire on or before the Expiration Date.

(b)                                 If WCI so requests in any applicable Application and Agreement, then Bank may, in its sole and absolute discretion, agree to renew, extend, increase or issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by Bank, WCI shall not be required to make a specific request to Bank for any extension which is set forth in any Auto-Extension Letter of Credit.  Once an Auto-Extension Letter of

Credit has been issued, Bank shall permit, in accordance with the terms of such Auto-Extension Letter of Credit, the extension of such Letter of Credit to an expiry date not later than the Expiration Date; provided, however, that Bank shall have no obligation to renew, extend, increase or issue any Auto-Extension Letter of Credit at any time if it has determined that it would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof.

(c)                                  The obligation of Bank to issue, increase, renew, or extend any new Letter of Credit or to increase, renew or extend any Existing Letter of Credit is subject to the following conditions precedent: (i) no event or circumstance has occurred or exists that is an Event of Default or, with the giving of notice or passage of time or both, would be an Event of Default; (ii) all of the representations and warranties set forth herein are true and correct in all material respects; and (iii) after giving effect to the issuance, increase or renewal of such Letter of Credit, WCI shall have complied with Section 4 hereof.

4.                                      Minimum Required Collateral Value.  WCI agrees that it shall at all times maintain cash collateral (the “Collateral”) with Bank having an aggregate value equal to 105.0% of the Outstanding Amount of all Letters of Credit (the “Minimum Required Collateral Value”).  Prior to the issuance of any new Letters of Credit or the increase in any Letter of Credit, WCI shall deliver to Bank additional Collateral such that the aggregate value of all Collateral will equal the Minimum Required Collateral Value after giving effect thereto.  If at any time and from time to time Bank determines, in its sole discretion, that the value of the Collateral is less than the Minimum Required Collateral Value, then WCI shall, upon demand, immediately deliver additional Collateral such that the aggregate value of the Collateral shall equal the Minimum Required Collateral Value.

5.                                      Deposit Account.  For purposes of this Agreement, “Deposit Account” means account no. 1499409454 opened by WCI with Bank, any renewals or rollovers thereof, any successor or substitute deposit account(s) including, without limitation, any such deposit account as it may have been renumbered or retitled.  The Deposit Account shall be established and held in the name of WCI but under the sole control and dominion of Bank.  WCI agrees that it shall include all interest and earnings (if any) on any such deposit as its income, and shall be the owner of all funds on deposit in the Deposit Account for federal and applicable state and local tax purposes.

6.                                      Grant of Security Interest.

(a)                                 As security for the Indebtedness (defined below), WCI shall execute and deliver to Bank an Amended and Restated Assignment of Deposit Account for Cash Secured Letters of Credit dated as of even date herewith (as amended, the “Security Agreement”) covering the Deposit Account.

(b)                                 Subject to the terms of the Application and Agreements, in the event that all or any portion of the Indebtedness is not paid when and as due and payable (whether by acceleration, declaration, extension or otherwise) or upon the occurrence of an Event of Default hereunder or a default under any of the Application and Agreements, (i) Bank, in addition to the remedies provided in Section 13 hereof, may and is hereby irrevocably authorized to withdraw any and all funds and moneys now or hereafter on deposit in the Deposit Account at such times and in such amounts as Bank in its sole discretion shall determine, and (ii) Bank may in its discretion either (A) hold such funds or any portion thereof subject to the terms hereof, or (B) apply such funds or any portion thereof to the Indebtedness in such order and manner as Bank may elect. Bank may at any time or from time to time take any and all actions with respect to the Deposit Account (and the funds and moneys or portions thereof deposited thereto) as authorized herein, by law or by the terms of any of the Application and Agreements.

(c)                                  “Indebtedness” means any and all existing and future indebtedness, liabilities and obligations of the Company arising under (i) this Agreement, (ii) the Master Application, (iii) each other application and agreement executed in connection with the issuance of Letters of Credit under this Agreement, and (iv) such other indebtedness, liabilities and obligations to the Bank relating to all Letters of Credit issued under this Agreement or any other account in which cash collateral is deposited pursuant to the terms of this Agreement, whether indebtedness, liabilities and obligations are direct, indirect, contingent, primary, secondary, alone, jointly with others, due, to become due, now existing, hereafter created including for principal, interest, expense payments, liquidation costs, and reasonable attorney’s fees and expenses.  Bank’s books and records showing the amount of the Indebtedness shall be admissible in evidence in any action or proceeding, and shall be binding upon WCI and conclusive for the purpose of establishing the amount of the Indebtedness, absent demonstrable error.

7.                                      Automatic Reduction of Commitment.  The Commitment shall be permanently reduced by the amount of (a) each Letter of Credit that, after the date hereof, (i) expires by its terms, (ii) is terminated or cancelled and returned to Bank, or (iii) is drawn by the beneficiary thereof, and (b) any permanent reduction in the face amount of any Letter of Credit.

8.                                      Withdrawals.  Upon the request of WCI, Bank shall release any Collateral in excess of the Minimum Required Collateral Value.  Following the Expiration Date (or the earlier termination of this Agreement), WCI may request that Bank release all of the Collateral and upon such request, so long as no Letters of Credit are then outstanding and the Indebtedness hereunder has been paid in full, the Bank shall promptly release all of the Collateral to WCI.  Except as provided in the previous sentences, WCI shall not be entitled to withdraw funds from the Deposit Account without Bank’s prior written consent.

9.                                      WCI’s Covenants, Warranties and Representations.  WCI covenants, represents and warrants that:

(a)                                 WCI is a limited liability company, duly organized and in good standing, under the laws of the state of its formation.

(b)                                 WCI has full power and authority to enter into this Agreement and the other documents executed in connection herewith (the “Loan Documents”) and to incur the obligations provided for under the Loan Documents, all of which has been duly authorized by all necessary action.

(c)                                  The Loan Documents are the legal and binding obligations of WCI, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

(d)                                 Neither the execution and delivery of this Agreement or the other Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute or regulation to which WCI is subject or any judgment, license, order or permit applicable to WCI or any loan agreement, credit agreement, indenture, mortgage, deed of trust, contract, or other instrument to which WCI may be subject; no consent, approval, authorization or order of any court, governmental authority or third party is required in connection with the execution and delivery by WCI of this Agreement or any of the other Loan Documents or to consummate the transactions contemplated herein or therein.

(e)                                  WCI owns the Deposit Account free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Bank and will keep the Deposit Account free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except the security interest of Bank.

(f)                                   WCI shall, at WCI’s expense, take all actions reasonably necessary or advisable from time to time to maintain the first priority and perfection of said security interest and shall not take any actions that would alter, impair or eliminate said priority or perfection.

(g)                                  WCI agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Deposit Account, and upon the failure of WCI to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

(h)                                 WCI’s exact legal name is correctly set forth on the signature page hereof.  WCI will provide Bank with at least 30 days’ prior written notice of any change in WCI’s name or identity.

(i)                                     WCI is an organization of the type and is incorporated in or organized under the laws of the state specified in the introductory paragraph hereof.  WCI shall give Bank at least 30 days’ notice before changing its type of organization, business structure or state of organization.

(j)                                    WCI’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the signature page hereof.  WCI shall promptly notify Bank (i) of any change of its organizational identification number, or (ii) if WCI does not have an organizational identification number and later obtains one, of such organizational identification number.

(k)                                 To induce Bank to enter into this Agreement and to provide for the Commitment (including the fees provided for herein), WCI shall, and shall cause each of its subsidiaries, except for existing subsidiaries listed on Schedule B hereto and any future non-wholly owned subsidiary of WCI in which WCI does not have actual or effective control over such subsidiary’s banking and treasury management decisions (collectively, the “Excluded Subsidiaries”), to, use Bank as its principal depository bank and WCI shall, and shall cause each of its subsidiaries (other than Excluded Subsidiaries) to, maintain Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.  Such deposit accounts, other than the Deposit Account, may be subject to that certain Deposit Account Control Agreement, dated as of September 3, 2009 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “DACA”) among WCI, Bank and Wilmington Trust, FSB, as Agent or to any future deposit account control agreement executed among such parties.

10.                               Effectiveness.  This Agreement shall become effective upon (a) payment of a non-refundable upfront fee to Bank in the amount of $59,608.51, calculated as 25 basis points (0.25%) of the Commitment at inception hereof, (b) this Agreement, the Master Application, and the Security Agreement shall have been duly executed and delivered to Bank, (c) Bank receives a certificate of incumbency for WCI, certified by a responsible officer of WCI acceptable to Bank, certifying (i) the name of each of its officers who is authorized to sign the Loan Documents, (ii) a true and correct copy of the resolutions of the Manager of WCI which authorize its execution and delivery of the Loan Documents, and the performance of the same, (iii) a copy of the Certificate of Formation of WCI certified by the Delaware Secretary of State, (iv) a copy of WCI’s limited liability company agreement and (v) a certificate of good standing of WCI from the Delaware Secretary of State, and (d) Bank receives a favorable opinion of legal counsel to WCI as to such matters as Bank may reasonably request.  The conditions described in clauses (a) through (d) are conditions precedent to the effectiveness of this Agreement.

11.                               Costs.  WCI shall pay all reasonable and customary costs and expenses incurred by Bank in connection with the issuance and administration of each Letter of Credit, and all costs and expenses incurred by Bank in the exercise of any of Bank’s rights, powers and remedies under this Agreement.  All advances, charges, costs and expenses, including outside attorneys’ fees, incurred or paid by Bank in exercising any right, power or remedy conferred by this Agreement or in the enforcement hereof, shall become a part of the Indebtedness secured hereunder and shall be paid to Bank by WCI promptly upon request, invoicing or other verbal or written request or demand therefor, with interest thereon at an annual rate equal to the highest rate of interest that would be applicable to any Indebtedness secured by this Agreement.

12.                               Events of Default.  Any one or more of the following shall be a default hereunder (“Event of Default”):

(a)                                 WCI fails to pay any Indebtedness after the same becomes due and payable or fails to maintain the Minimum Required Collateral Value as set forth in Section 4.

(b)                                 WCI breaches any other term, provision, warranty or representation of any agreement evidencing or relating to the Indebtedness.

(c)                                  Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of WCI.

(d)                                 WCI becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, makes a general assignment for the benefit of creditors, or commences any case, proceeding or other action for itself as debtor under any bankruptcy or other law for the relief of, or relating to, debtors.

(e)                                  Any case, proceeding or other action is commenced against WCI, as debtor, under any bankruptcy or other law for the relief of, or relating to, debtors and such proceeding continues for 30 days.

(f)                                   Any involuntary lien of any kind or character attaches to the Deposit Account.

13.                               Remedies.  If an Event of Default occurs, Bank may do any one or more of the following:

(a)                                 Terminate the Availability Period and/or declare all Indebtedness to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an Event of Default described in Section 12(d) or 13(e), all Indebtedness shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

(b)                                 Exercise as to the Deposit Account all of the rights, powers and remedies of an owner and all of the rights, powers and remedies of a secured party under the UCC (as defined below) and any other applicable law.

(c)                                  Apply, without notice, any funds in any Deposit Account against the Indebtedness.

(d)                                 Exercise any other remedy provided under this Agreement or by any applicable law.

14.                               Return of Collateral.  If Bank shall, at the request of WCI pursuant to Section 8 hereof or otherwise, deliver the Collateral or any part thereof to WCI, then the receipt of such Collateral by WCI shall be a complete and full acquittance for the Collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

15.                               Other Rights.  The rights, powers and remedies given to Bank by this Agreement shall be in addition to all rights, powers and remedies given to Bank by virtue of any statute or rule of law.  Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Bank shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Bank.

16.                               Termination.  This Agreement shall remain in full force and effect until the earlier of the Expiration Date or such date on which Bank shall have terminated this Agreement; provided that WCI’s representations, covenants, and obligations shall continue hereunder until full and final payment of all Indebtedness.  The termination of this Agreement prior to the Expiration Date shall not effect any Letters of Credit then outstanding.

17.                               Miscellaneous.

(a)                                 WCI hereby authorizes Bank to file one or more financing statements describing all or part of the Collateral, and continuation statements, or amendments thereto, relative to all or part of the Collateral as authorized by applicable law.  Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether WCI is an organization, the type of organization and any organizational identification number issued to WCI.  WCI agrees to furnish any such information to Bank promptly upon request.

(b)                                 At the request of Bank, WCI shall execute such other agreements, documents or instruments in connection with this Agreement as Bank may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Bank herein.

(c)                                  This Agreement shall be governed by and construed according to the internal laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies are governed by the laws of any other jurisdiction.  WCI hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by Bank in connection with such action or proceeding shall be binding on WCI if sent to WCI by registered or certified mail at its address specified on the signature page to this Agreement.  The state referred to above in this Section 17(c) is the “bank’s jurisdiction” for purposes of the UCC (as defined below).

(d)                                 References to “UCC” in this Agreement shall mean the Uniform Commercial Code as in effect from time to time in the state referred to in Section 17(c) above; provided that if by mandatory provisions of law, the perfection, the effect of perfection or non-perfection, or the priority of the security interests granted in the Security Agreement, as well as all other security interests created or assigned as additional security for the Indebtedness under the provisions of this Agreement, in any collateral is governed by the Uniform Commercial Code as in effect in any other jurisdiction, the “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Security Agreement relating to such perfection, effect of perfection or non-perfection, or the priority of security interests.  Any term used or defined in the UCC and not defined in this Agreement has the meaning given to the term in the UCC, when used in this Agreement.

(e)                                  This Agreement shall benefit Bank’s successors and assigns and shall bind WCI’s successors and assigns, except that Bank may not assign its rights and obligations under this Agreement without the prior written consent of WCI, which consent shall not unreasonably be withheld and that WCI may not assign its rights and obligations under this Agreement.  This Agreement shall bind all parties who become bound as a debtor with respect to the Indebtedness.

(f)                                   In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

(g)                                  To the extent there is any conflict between the terms, conditions or provisions hereof and the terms, conditions or provisions of any Application and Agreement or the Security Agreement, the terms, conditions or provisions of this Agreement shall control.

18.                               Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopier or sent via e-mail.  Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of the business on the next business day for the recipient).  Unless Bank otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the receipt, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

19.                               RELEASE.  WCI HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES BANK AND ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES

OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH WCI MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE EXISTING LETTERS OF CREDIT, ANY OTHER LETTERS OF CREDIT ISSUED HEREUNDER OR ANY AMOUNTS DUE HEREUNDER INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE ALLOWED UNDER APPLICABLE LAW, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

20.                               WAIVER OF JURY TRIAL.  TO THE EXTENT ALLOWED BY APPLICABLE LAW, WCI AND BANK EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS AGREEMENT.

21.                               NOTICE OF FINAL AGREEMENT.  THIS WRITTEN AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized officers as of the date first above written.

WCI:

WCI COMMUNITIES, LLC, a Delaware limited liability company

By:	/s/ Russell Devendorf

Name:	Russell Devendorf

Title:	SVP and CFO

WCI Organizational ID: 4704305

Address for Notices:

24301 Walden Center Drive

Bonita Springs, FL 34134

Attn: Sheila Leith

Telephone Number: (239) 498-8529

Facsimile Number: (239) 498-8504

Email: SheilaLeith@wcicommunities.com

Signature Page to Letter of Credit Agreement

Bank:

BANK OF AMERICA, N.A., a national banking association

By:	/s/ Norman Trepner

Name:	Norman Trepner

Title:	Senior Vice President

Address for Notices:

Bank of America, N.A.

101 East Kennedy Blvd, 7th Floor

Tampa, Fl. 33602

FL1-400-07-01

(813) 225-8307

(813) 225-8322

Attention: Kathie Hatton

Signature Page to Letter of Credit Agreement

SCHEDULE A

EXISTING LETTERS OF CREDIT

Letter of Credit Number	Issue Date	For Account of (If different from Applicant)	In Favor of (Beneficiary Name and Address)	Amount (in US Dollars)	Expiration Date
00000001389553	4/22/2003	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	COUNTY ADMINISTRATOR BROWARD COUNTY BOARD OF COUNTY COMMISSIONERS Governmental Center, Room 409 115 South Andrews Avenue Fort Lauderdale, FL 33301	$107,444.35 (One Hundred Seven Thousand Four Hundred Forty Four and 35/100 Dollars)	4/22/2010

00000064084201	12/2/2004	EASTPORT HOME AND LAND COMPANY LLC 115 Stevens Avenue Valhalla, NY 10595	SUFFOLK COUNTY SEWER AGENCY 335 Yaphank Avenue Yaphank, NY 11980	$100,000.00 (One Hundred Thousand and NO/100 Dollars)	4/22/2010

1

Letter of Credit Number	Issue Date	For Account of (If different from Applicant)	In Favor of (Beneficiary Name and Address)	Amount (in US Dollars)	Expiration Date
00000064084204	12/2/2004	EASTPORT HOME AND LAND COMPANY LLC 115 Stevens Avenue Valhalla, NY 10595	LILCO DBA LIPA 117 Doctors Path Riverhead, NY 11901	$43,064.61 (Forty Three Thousand Sixty Four and 61/100 Dollars)	2/1/2010

00000064084211	2/3/2005	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	COUNTY ADMINISTRATOR BROWARD COUNTY BOARD OF COUNTY COMMISSIONERS Governmental Center, Room 409 115 South Andrews Avenue Fort Lauderdale, FL 33301	$18,458.00 (Eighteen Thousand Four Hundred Fifty Eight and NO/100 Dollars)	2/3/2010

00000064084212	2/10/2005	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	COUNTY ADMINISTRATOR BROWARD COUNTY BOARD OF COUNTY COMMISSIONERS Attn: Evangeline Kalus Governmental Center, Room 409 115 South Andrews Avenue Fort Lauderdale, FL 33301	$317,923.00 (Three Hundred Seventeen Thousand Nine Hundred Twenty Three and NO/100 Dollars)	2/10/2010

2

Letter of Credit Number	Issue Date	For Account of (If different from Applicant)	In Favor of (Beneficiary Name and Address)	Amount (in US Dollars)	Expiration Date
00000064084219	2/28/2005	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	COUNTY ADMINISTRATOR BROWARD COUNTY BOARD OF COUNTY COMMISSIONERS Attn: Lou Garcia Governmental Center, Room #A240 115 South Andrews Avenue Fort Lauderdale, FL 33301	$3,114,670.00 (Three Million One Hundred Fourteen Thousand Six Hundred Seventy and NO/100 Dollars)	2/28/2010

00000064084226	3/28/2005	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	COUNTY ADMINISTRATOR BROWARD COUNTY BOARD OF COUNTY COMMISSIONERS Governmental Center, Room 409 115 South Andrews Avenue Fort Lauderdale, FL 33301	$47,000.00 (Forty Seven Thousand and NO/100 Dollars)	3/28/2010

3

Letter of Credit Number	Issue Date	For Account of (If different from Applicant)	In Favor of (Beneficiary Name and Address)	Amount (in US Dollars)	Expiration Date
00000064084235	1/30/2007	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	AMERICAN CASUALTY COMPANY OF READING, PENNSYLVANIA 333 S. Wabash Ave. Chicago, IL 60604 Attn: Collateral & Agreements, 29th Floor	$211,695.00 (Two Hundred Eleven Thousand Six Hundred Ninety Five and NO/100 Dollars)	1/25/2010

00000064084239	12/31/2005	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	AMERICAN CASUALTY COMPANY OF READING, PENNSYLVANIA 333 S. Wabash Ave. Chicago, IL 60604 Attn: Collateral & Agreements, 29th Floor	$529,240.00 (Five Hundred Twenty Nine Thousand Two Hundred Forty and NO/100 Dollars)	1/1/2010

4

Letter of Credit Number	Issue Date	For Account of (If different from Applicant)	In Favor of (Beneficiary Name and Address)	Amount (in US Dollars)	Expiration Date
00000064084251	9/11/2006	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	CITY OF DANBURY 155 Deerhill Avenue Danbury, CT 06810	$2,723,900.00 (Two Million Seven Hundred Twenty Three Thousand Nine Hundred and NO/100 Dollars)	12/31/2009

00000064084256	2/16/2007	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	COUNTY ADMINISTRATOR BROWARD COUNTY BOARD OF COUNTY COMMISSIONERS Governmental Center, Room 409 115 South Andrews Avenue Fort Lauderdale, FL 33301	$1,861,900.00 (One Million Eight Hundred Sixty One Thousand Nine Hundred and NO/100 Dollars)	2/12/2010

5

Letter of Credit Number	Issue Date	For Account of (If different from Applicant)	In Favor of (Beneficiary Name and Address)	Amount (in US Dollars)	Expiration Date
00000064084257	2/27/2007	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	ZURICH AMERICAN INSURANCE CO Attn: E. Hooks, Tower 2, Fl 9 1400 American Lane Schaumburg, IL 60196	$2,243,186.00 (Two Million Two Hundred Forty Three Thousand One Hundred Eighty Six and NO/100 Dollars)	2/28/2010

00000064084259	5/23/2007	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134

INSURANCE COMPANY OF NORTH AMERICA, WESTCHESTER FIRE INSURANCE COMPANY, INDEMNITY INSURANCE COMPANY OF NORTH AMERICA, ACE INSURANCE S.A. — N.V.

436 Walnut Street

Philadelphia, PA 19106

Attn: Collateral Manager

				$8,547,602.98 (Eight Million Five Hundred Forty Seven Thousand Six Hundred Two and 98/100 Dollars)	5/23/2010

6

Letter of Credit Number	Issue Date	For Account of (If different from Applicant)	In Favor of (Beneficiary Name and Address)	Amount (in US Dollars)	Expiration Date
00000064084260	6/18/2007	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	CITY OF DANBURY DEPT. OF ENVIRONMENTAL HEALTH 155 Deerhill Avenue Danbury, CT 06810	$151,468.00 (One Hundred Fifty One Thousand Four Hundred Sixty Eight and NO/100 Dollars)	6/16/2010

00000064084267	2/14/2008	WCI TOWERS NORTHEAST USA, INC. 115 Stevens Ave. Valhalla, NY 10595	QUALITY BUILDERS WARRANTY CORPORATION Attn: Kim Shugart 325 North Second Street Wormleysburg, PA 17043	$1,000,000.00 (One Million and NO/100 Dollars)	2/11/2010

00000064084268	1/31/2008	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134	CITY OF DANBURY Attn: Antonio Iadarola 155 Deer Hill Avenue Danbury, CT 06810	$55,000.00 (Fifty Five Thousand and NO/100 Dollars)	1/29/2010

7

Letter of Credit Number	Issue Date	For Account of (If different from Applicant)	In Favor of (Beneficiary Name and Address)	Amount (in US Dollars)	Expiration Date
00000064084269	2/27/2008	WCI COMMUNITIES, INC. 24301 Walden Center Drive Bonita Springs, FL 34134

INSURANCE COMPANY OF NORTH AMERICA, WESTCHESTER FIRE INSURANCE COMPANY, INDEMNITY INSURANCE COMPANY OF NORTH AMERICA, ACE INSURANCE S.A. — N.V.

436 Walnut Street

Philadelphia, PA 19106

Attn: Collateral Manager

				$50,000.00 (Fifty Thousand and NO/100 Dollars)	2/21/2010

8

SCHEDULE B

ExcLUDED SUBSIDIARIES

1.              Watermark Realty, Inc.

2.              BELLEFAIR HOME & LAND CO.

3.              *THE BRAE BURN HOME AND LAND CO., LLC

4.              EASTPORT HOME & LAND cOMPANY LLC

5.              *HUDSON PROPERTY PARTNERS, LLC

6.              KALIAN/SPECTRUM MONROE, LLC

7.              *MANHATTAN WOODS HOME & LAND COMPANY LLC

8.              Pelican Landing Golf Resort Ventures LIMITED PARTNERSHIP

9.              PELICAN LANDING TIMESHARE VENTURES LIMITED PARTNERSHIP

10.       *POCANTICO HOME & LAND COMPANY LLC

11.       *RENAISSANCE AT WOODLANDS, LLC

12.       Tiburon Golf Ventures LIMITED PARTNERSHIP

13.       WCI MORTGAGE, LLC

14.       *WESTPORT HOME & LAND COMPANY LLC

*INDICATES JOINT VENTURES THAT ARE INACTIVE BUT NOT YET DISSOLVED

1